Exhibit 10.1

AMERICAN PALLET LEASING, INC.

                                                 950 N. MILWAUKEE AVE, SUITE 328
                                                        GLENVIEW, ILLINOIS 60025
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Phone (847) 390-7999 FLORIDA: 2131 68TH AVE SO; ST PETERSBURG FL 33712 PHONE:
(727) 867-7628 FAX: (727) 867-3658
Fax (847) 390-6604
cellular: (727) 510-7672
Email: jfcrig@aol.com

                               November 28, 2005

L&L Lumber Products, Inc.
1000 West 7th Street
North Bend, NE 68649

Attn:    Richard Limbach
         Nancy Limbach

         Re:   Purchase of L&L Lumber Products, Inc. (the "Company")

Dear Mr. & Mrs. Limbach:

            This letter confirms our understanding of the mutual present intentions of American Pallet Leasing, Inc. or its affiliate (the "Purchaser") and Richard and Nancy Limbach (the "Sellers") with respect to the principal terms and conditions under which the Purchaser will acquire from Sellers their interest in the following identified real and personal property (the "Company" or the "Property").

                                   REAL ESTATE

      Lots 2, 3, 4, and 5, Flamme's Addition to the City of North Bend, Dodge County, Nebraska.

      And,

      Lots 1, 2, 3, 6, 7, and 8 in Block 69 of the Original Town, now City of North Bend, Dodge County, Nebraska and that portion of the alley in Block 69 of the Original Town abutting Lots 1, 2, 3, 6, 7, and 8 of said Block; that portion of Fourth Street abutting Lots 6, 7, and 8 of said Block 69 on the South and West half of Mulberry Street from the intersecting South boundary line of Fifth Street on the North extending South to the South city limits boundary line in Fourth Street. Property will be taken subject to rights of ingress and egress, reservations for utility lines of every nature, and encroachment of record (the "Demised Property").

                              PERSONAL PROPERTY(1)

      A. All Equipment and Rolling Stock as specifically described on the attached Exhibit A (the "Demised Assets").

      B. With the exception of cash or cash equivalent on deposit in any institution and accounts receivable, all assets of the Company. Purchaser shall also purchase by separate agreement the inventory of logs, lumber, bark, sawdust, wood chips, and pre-built product on purchase date at a cost plus freight basis.

--------------
(1) Equipment, leasehold improvements and trade fixtures will be in working order and/or essentially the same condition as there were at the time of initial inspection, ordinary wear and tear excepted. All property being sold hereunder shall be free and clear of any liens or encumbrances.


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L&L Lumber
November 28, 2005
Page 2 of 5

      C. All copyrights and patents, customer deposits, customer lists, vendor lists and catalogs, trade fixtures and equipment, fictitious business name, trade name(s) and logo(s), sign(s), leasehold improvements, goodwill, telephone number(s), distributor rights, and all transferable licenses and permits.

Such transaction is hereinafter referred to as the "Acquisition." The Sellers and the Purchaser may hereafter be referred to individually as a "Party" or collectively as the "Parties."

            The Parties acknowledge that this letter does not contain all matters upon which an agreement must be reached in order for the Acquisition to be consummated. Further, among other conditions specified herein or otherwise agreed to by the Parties, the obligations of the Parties to consummate the Acquisition are subject to the negotiation and execution of a definitive agreement relating to the Acquisition (the "Acquisition Agreement"), the completion of satisfactory due diligence by the Parties, securing the necessary approvals from each Party's board of directors or shareholders, as appropriate, and the Purchaser's providing Sellers with a commitment letter from Purchaser's bank or lending institution, within fourteen (14) days of the signing of this Letter of Intent by Sellers, which commitment letter shall be in a form and contain such terms consistent with a transaction of this size and nature. In the event such commitment letter is not submitted to the sellers by 5:00 p.m. Central Standard Time on the 14th day after the signing of this Letter of Intent, then this Letter of Intent shall be null and void and of no force or effect whatsoever. For purposes of counting the 14 days, the first day shall begin on the day after the signing of this Letter of Intent.

            Within ten (10) business days after the 14-day period's expiration, Purchaser shall submit to Sellers a proposed Acquisition Agreement. Such Acquisition Agreement shall be of a form and contain such terms as appropriate for a transaction of a nature and size contemplated herein and shall be reasonably satisfactory to the Purchaser's lender. In the event that such Acquisition Agreement is not submitted by 5:00 p.m. Central Standard Time on the 10th business day as provided herein, then this Letter of Intent shall be null and void and of no force or effect whatsoever. For purposes of counting the 10 business days, the first day shall begin on the day after the signing of this Letter of Intent. A business day shall not include Saturdays, Sundays, or any day that the banks in either Illinois or Nebraska are closed or required to be closed by operation of law or custom.

            Upon receipt of the proposed Acquisition Agreement, the parties shall forthwith negotiate in good faith to reach an agreement to its terms that an Acquisition Agreement is signed as soon as practicable, both parties understanding and agreement that time is of the essence.

      1. PURCHASE AND SALE. At the closing of the transaction contemplated hereby (the "Closing"), subject to the satisfaction of all conditions precedent contained in the Acquisition Agreement, the Purchaser, or a subsidiary or designated affiliated party of the Purchaser, will acquire 100% of the Sellers' interest in the Demised Property and the Demised Assets of the Company, which are identified above and on Exhibit A.

      2. STRUCTURE. The Acquisition shall be structured as an asset sale. At Closing, the Sellers shall retain their accounts receivable and shall be responsible for their accounts payable. The Sellers shall also be responsible for any encumbrance on the Demised Property or Demised assets prior to Closing.

      3. PURCHASE PRICE. The purchase price to be paid at closing shall be $1,650,000. Of the total Purchase Price, $1,500,000 shall be paid in cash, and the Sellers shall take a note back for $150,000, the terms of which note shall be standard for a transaction of this nature and size and shall be determined in good faith by negotiation between the Parties.


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L&L Lumber
November 28, 2005
Page 3 of 5

      4. CLOSING. Subject to the satisfaction of all conditions precedent and the continued accuracy of the representations contained in the Acquisition Agreement, the Closing will take place within thirty-five (35) days from the date that the Acquisition Agreement is signed by the later of the required signatures. Upon execution of the Acquisition Agreement, the title insurance shall be ordered and one-half of the cost thereof shall be a binding obligation of each party as otherwise stated herein.

      5. UNDERTAKINGS PRIOR TO CLOSING.

            (a) During the period from the date this letter is signed by the Sellers (the "Signing Date") until the date on which either Party provides the other Party with written notice that negotiations toward a Definitive Agreement are terminated (the "Termination Date"), the Sellers and the Company will afford the Purchaser, its representatives, or its lenders, full and free access to the Company, its personnel, properties, contracts, books and records, and all other documents and data.

            (b) During the period from the Signing Date until the Termination Date, the Sellers and the Company shall cause the Company to operate its business in the ordinary course and to refrain from any extraordinary transactions.

      6. EXCLUSIVE DEALING. Upon later of the signing of this Letter of Intent or the receipt of the Purchaser's commitment letter for financing, the Sellers shall not solicit, encourage or accept proposals from or enter into negotiations with or furnish any nonpublic information to any other person or entity regarding a business combination or the possible sale of the Sellers' interest in the Company, until (a) the earlier of the Signing Date or the termination of this letter, or (b) the Closing Date if the Acquisition Agreement is executed by the Parties. The Sellers shall notify the Purchaser promptly of any unsolicited proposals by third parties and furnish the Purchaser the material terms thereof.

      7. TERMINATION. This letter may be terminated at any time:

      (a)   by the mutual written consent of the Parties;

      (b) by either Party if the Acquisition Agreement has not been entered into by the Parties by the Closing Date;

      (c)   by the Sellers if the Purchaser is unable to secure financing;

      (d) by the Purchaser if the Company's bank forecloses on the property prior to Closing.

      (e) by either Party if the other Party has failed to proceed in good faith under this letter.

      (f) by the Sellers if the commitment letter for the Purchaser's financing is not provided within the 14-day period as provided herein.

      (g)   by  the  Sellers  if  the   Purchasers  do  not  submit  a  proposed
            Acquisition Agreement as provided herein.


      8. ALL PROPERTY IN PRESENT CONDITION.


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L&L Lumber
November 28, 2005
Page 4 of 5

      This sale/purchase is based upon the inspection of the property by the purchaser and not upon any representations or warranties of condition by the Sellers or Sellers' agent. Purchaser is purchasing this property in its present condition and with all its faults. It is agreed by the Parties that the Explorer Block Pallet Machine is not in working order.

      Sellers make no representations or warranties of any kind or nature other than as set forth in the deed in connection with the sale of the property, and other than that the Sellers have the authority to execute the Agreement. Purchaser hereby acknowledges that they have examined the property and conducted such investigations with relation thereto as they deem advisable and have satisfied themselves as to the nature and condition of the property and all pertinent factors with relation thereto. Purchaser agrees that it will accept the property in the condition in which it now exists without warranties or representations of any type whatsoever, express or implied, in fact or by law, and without recourse against the Sellers as to the nature, condition or usability of the property or the uses to which it may be put.

      9. DISCLOSURE. Except as and to the extent required by law, without the prior written consent of the other Party, neither the Purchaser nor either Seller will, and each will direct its representatives not to make, directly or indirectly, any public comment, statement, or communication with respect to, or otherwise to disclose or to permit the disclosure of the existence of discussions regarding, a possible transaction between the Parties or any of the terms, conditions, or other aspects of the transaction proposed in this letter. If a Party is required by law to make any such disclosure, it must first provide to the other Party the content of the proposed disclosure, the reasons that such disclosure is required by law and the time and place that the disclosure will be made. Sellers understand that Purchaser is a public company and has certain disclosure requirements that it may be required to undertake upon the signing of this letter of intent.

      10. COSTS. The Purchaser and each Seller will be responsible for and bear all of its own costs and expenses (including any broker's or finder's fees and the expenses of its representatives) incurred at any time in connection with pursuing or consummating the Acquisition. Notwithstanding the preceding sentence, the cost of an owner and mortgagee's title policy shall be divided equally between the Purchaser and the Sellers.

      11. CONSENT TO DUAL AGENCY. The Parties acknowledge and consent to the use of Gilbert Eggers as dual agent as provided at Exhibit B.

      12. ENTIRE AGREEMENT. The Binding Provisions constitute the entire agreement between the parties, and supersede all prior oral or written agreements, understandings, representations and warranties, and courses of conduct and dealing between the parties on the subject matter hereof. Except as otherwise provided herein, the Binding Provisions may be amended or modified only by a writing executed by all of the parties or by the negotiation and execution of a definitive agreement. For purposes of this Agreement, the following shall be considered Binding Provisions: Sections 4, 5, 6, 7, 8, 9, 10, 11, 12 and 13.

      The paragraphs and provisions of this letter not identified immediately above do not constitute and will not give rise to any legally binding obligation on the part of any of the Parties or of the Company. Moreover, except as expressly provided in the Binding Provisions (or as expressly provided in any binding written agreement that the Parties may enter into in the future), no past or future action, course of conduct, or failure to act relating to the Acquisition, or relating to the negotiation of the terms of the Acquisition or any Definitive Agreement, will give rise to or serve as a basis for any obligation or other liability on the part of the Parties or the Company.


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L&L Lumber
November 28, 2005
Page 5 of 5

      13. GOVERNING LAW. This letter and the definitive agreements shall be governed by and construed in accordance with the law of the State of Nebraska, without regard to the principles or policies thereof with respect to conflicts of laws.

      14. COUNTERPARTS. This letter may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

            If the foregoing correctly sets forth our mutual understanding, please so indicate by signing two copies of this letter in the spaces provided below and returning one copy to us no later than 5:00 p.m. local on November 28, 2005.



                                         Very truly yours,

                                         /s/ James F. Crigler
                                         ---------------------------------------
                                         James F. Crigler
                                         President & CEO


ACCEPTED AND AGREED:

L&L

By:

-----------------------------------

/s/ Richard Limbach                             50%
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Name                                     Shares Owned

/s/ Nancy Limbach                               50%
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Name                                     Shares Owned